Exhibit 99.7

SUBSTITUTE FORM W-9

PAYOR’S NAME: WOLVERINE TUBE, INC.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 1 – Please provide your TIN in the box at right and certify by signing and dating below.	TIN: Social Security Number or Employer Identification Number TIN Applied For [ ]
PART 2 – Please provide the following: Name: Address:

PART 3 – CERTIFICATION. Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) AND

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding AND

(3)    I am a U.S. person (including a U.S. resident alien).

Signature		Date

You must cross out Item (2) of the above certification if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE

IF YOU CHECKED THE “TIN APPLIED FOR” BOX IN PART 1 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Subscription Agent, 28% of all reportable payments made to me will be withheld until I provide a number.

Signature	Date

If you are a foreign person, do not use Form W-9.

Instead, use the appropriate Form W-8, copies of which may be obtained from the Information Agent.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Provide the Payor. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number that you should provide to the payor.

For this type of account:	Give the Social Security Number of—
1. An individual account	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5. Sole proprietorship	The owner (3)

For this type of account:	Give the Employer Identification Number of—
6. Sole proprietorship	The owner (3)
7. A valid trust, estate or pension trust	Legal entity (4)
8. Corporate	The corporation
9. Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10. Partnership	The partnership
11. A broker or registered nominee	The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Show the name of the individual. You may also enter the business name.
(4)	List first and circle the name of the legal trust, estate or pension trust.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.